Exhibit 99.2

May 31, 2012

Dear Associates,

It is my pleasure to share some very exciting news for our Company. This morning, we announced that Talbots and Sycamore Partners have entered into a definitive agreement through which Sycamore Partners will acquire all the outstanding common stock of the Company. Under the terms of the agreement, Talbots will operate as a private company under their ownership. We expect the transaction will close in the third quarter after certain conditions have been satisfied, as indicated in the press release. Until that time, we will continue operating as a public company. I have attached the press release that was issued today announcing the transaction.

As a result of your hard work, we made good progress in the first quarter, and we continue to be optimistic about the prospects for Talbots. We have a great company and a terrific team, which will be tremendous assets to Sycamore Partners. This agreement represents an exciting opportunity – Sycamore Partners is a strong investor with substantial resources and significant retail expertise, and we see this transaction as a positive development for all of our stakeholders. As a private company, we will have greater freedom to focus on longer-term investments and opportunities, while providing you with rewarding careers, excellent benefits and challenging roles.

During this time, the most important thing you can do is to continue performing your role at the highest level and delivering outstanding value to our customers. You all are the lifeblood of this organization, and we need to maintain the momentum and success we’ve recently built throughout this transition period.

This is only the first step in the process, and we are committed to providing you with updates on the progress of this transaction as appropriate. Please contact your manager if you have any questions, and if you receive any inquiries from the press, analyst or investor community in relation to today’s announcement, please take down their contact information and pass it along to Julie Lorigan, SVP Investor and Media Relations at Julie.lorigan@talbots.com or 781.741.7775.

Thank you in advance for your continued dedication and hard work. With your help and support, I look forward to a bright future for Talbots.

A company meeting will be held on today at 11:30 am (EST). In Hingham, the meeting will be held in the cafeteria. Additional site-specific details to follow.

USA Toll-Free: 888-622-5357

International Toll: 505-242-2204

Participant Code: 487593

Important—please gather in groups to call in.

Sincerely,

Trudy Sullivan

President and Chief Executive Officer

Notice to Investors

The tender offer for the outstanding common stock of the Company referred to in this communication has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to purchase shares of the Company’s common stock will be made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related materials) that an affiliate of Sycamore Partners intends to file with the Securities and Exchange Commission (the “SEC”). At the time the offer is commenced, an affiliate of Sycamore Partners will file a Tender Offer Statement on Schedule TO with the SEC and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Investors and security holders of the Company are urged to read these materials (when they become available) carefully in their entirety since they will contain important information. Investors and security holders may obtain free copies of these materials (when they become available) and other documents filed by the Company and Sycamore Partners with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting Talbots Investor Relations at (781) 741-4500, by writing to Investor Relations Department, The Talbots, Inc., One Talbots Drive, Hingham, Massachusetts 02043, or by e-mailing investor.relations@talbots.com.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, the Company intends to file a Proxy Statement on Schedule 14A with the SEC. Additionally, the Company intends to file other relevant materials with the SEC in connection with the proposed acquisition of the Company by an affiliate of Sycamore Partners pursuant to the terms of an Agreement and Plan of Merger by and among the Company, TLB Holdings LLC and TLB Merger Sub Inc. Investors and security holders of the Company are urged to read these materials (when they become available) carefully in their entirety since they will contain important information. Investors and security holders may obtain free copies of these materials (when they become available) and other documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders also may obtain free copies of the documents filed by the Company with the SEC by contacting Talbots Investor Relations at (781) 741-4500, by writing to Investor Relations Department, The Talbots, Inc., One Talbots Drive, Hingham, Massachusetts 02043, or by e-mailing investor.relations@talbots.com.

The Company and certain of its directors and executive officers, under the SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Investors and security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise, and which may, in some cases, be different than those of the Company’s stockholders, generally) of the Company’s executive officers and directors in (i) the Company’s definitive proxy statement for its 2011 Annual Meeting of Stockholders, (ii) the Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as amended, and (iii) the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. To the extent that the Company’s directors’ and executive officers’ holdings of the Company’s securities change, or have changed, from the amounts printed in the Company’s definitive proxy statement for its 2011 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Copies of these documents can be obtained free of charge from the Company or the SEC as indicated above.

Forward-looking Information

This communication contains forward-looking information. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “projected,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “intend,” “potential” or similar statements or variations of such terms. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements concerning the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, suppliers, sourcing agent and landlords; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC, including the risks and uncertainties included under “Risk Factors” and “Forward-looking Information” in Talbots’ Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as amended, and other periodic reports filed with the SEC which are incorporated herein, as well as the Tender Offer Statement on Schedule TO to be filed by an affiliate of Sycamore Partners and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. The Company’s Annual Report on Form 10-K, as amended, and other periodic reports are available at the Investor Relations section of the Company’s Website at http://www.thetalbotsinc.com.

All the Company’s forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in the Company’s other public disclosures or the Company’s other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect the Company’s continuing operations and the Company’s future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.